SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):     March 6, 1998

                         ENHANCED SERVICES COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)

         Colorado                     0-24256              76-0462973
(State or Other Jurisdiction        (Commission         (IRS Employer
     of Incorporation)               File Number)     Identification No.)

                 16000 Barkers Point Lane, Houston, Texas 77079
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code 281-556-5051

Item 1.     CHANGES IN CONTROL OF REGISTRANT.

            Not applicable.

Item 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            Not applicable.

Item 3.     BANKRUPTCY OR RECEIVERSHIP.

            Not applicable.

Item 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            Not applicable.

Item 5.     OTHER EVENTS.

            Pursuant to action by the Board of Directors of Enhanced Services Company, Inc. ("Registrant"), [NASDAQ SmallCap Market: ESVS] the Registrant entered into a Securities Acquisition Agreement ("Agreement"), dated as of March 3, 1998 (attached as Exhibit 1 hereto), pursuant to which it implemented a series of transactions on March 6, 1998 ("Transactions").

            Under the Agreement, the Registrant exchanged 220,000 of its Common Shares, $.001 par value ("Enhanced Common Stock") and 1,000,000 of its newly authorized 1998 Series Preferred Stock, $3.00 par value per share ("1998 Preferred Stock" and collectively, with the Enhanced Common Stock, the "Enhanced Stock") for 12,000,000 common shares $.001 par value ("ZULU-tek Common Stock"), of ZULU-tek, Inc., a Utah corporation ("ZULU-tek") and 1,000,000 shares of Series D Preferred Stock $.001 par value ("ZULU-tek Preferred" and collectively, with the ZULU-tek Common Stock, the "ZULU-tek Stock") held by Netvest Capital Partners LP, a Delaware limited partnership ("Netvest").

                  All of the securities issued and exchanged in the Transactions are restricted securities. Prior to the Transactions, there were 1,131,474 shares of Enhanced Common Stock outstanding and 283,973 shares reserved for issuance for a total of 1,415,447 shares on a fully diluted basis (with a result that the 220,000 shares of Common Stock issued in the Transactions constituted an issuance of approximately 19.4% of Enhanced Common Stock or 15.5% on a fully diluted basis). The Enhanced 1998 Preferred Stock is convertible on the basis of 2.772 shares of Enhanced Common Stock for each share of 1998 Preferred Stock, solely at the option of the Registrant and only after receipt of shareholder approval at a meeting duly called for such purposes. It is expected that the Registrant's meeting of its shareholders will be convened promptly after appropriate proxy materials are prepared for circulation.

            The Transactions, described in exhibit 1, provide the Registrant with access to ZULU-tek's interactive sales and marketing expertise which, when combined with the advanced multi-media capabilities of Enhanced Services' NB Digital Solutions products and services, will allow the Registrant to offer its customers a complete Internet technology and sophisticated program development solutions.

            The Registrant intends to develop a business plan that builds on strategic similarities of the Registrant and ZULU-tek and allows for the refocusing of the business efforts of both entities, as appropriate. In that connection, the Registrant intends to pursue a financing of up to $50 million through a private placement of convertible preferred equity securities of the Registrant, although no assurance can be given that the Registrant will be successful in arranging for this private placement.

            In addition, in the Transactions, FCA Investment Company, an unaffiliated entity which serves as a loan custodian for a group of certain individuals and entities which made a $500,000 accounts receivable loan to the Registrant, has recommended to its loan participants that they convert the loan into equity of the Registrant on terms comparable to the investors in the private placement. One of the directors of the Registrant is an officer of, and a director of the advisor to, FCA Investment Company.

            The ZULU-tek Common Stock currently trades on the NASDAQ Bulletin Board under the symbol "NETZ". As of March 2, 1998, there were 47,579,910 shares of ZULU-tek Common Stock outstanding and 10,753,037 shares of ZULU-tek Common Stock reserved for issuance. The ZULU-tek Preferred exchanged in the Transactions is non-voting except in certain corporate reorganizations, mergers and similar matters and in such instances, each share entitles the holder to fifty votes per share.

            Netvest is a Delaware limited partnership of which Netvest Capital Funding, Inc., a Delaware corporation, is the general partner. The limited partnership interests are held by a number of independent investors and investor entities with no prior relationship to the Registrant. Netvest and certain of its limited partners may hold shares of ZULU-tek Common Stock and therefore, while each of the parties disclaim beneficial ownership of each other's interest, Netvest may be deemed to be an affiliate of ZULU-tek.

            Robert Smith will continue as Chief Financial Officer and will be Assistant Secretary of the Registrant; Kenneth M. Duckman will continue as a consultant to Registrant, responsible for the oversight and development of the Laptop solutions divisions and general product lines of the Registrant and its operating subsidiaries; and Ralph LaBarge will continue as an employee responsible for oversight of the digital video compression, DVD format authoring and custom engineering development services. On March 9, 1998, Messrs. Duckman and LaBarge and Bertram Pariser, John Meaney and Michael Bernard resigned as directors of Registrant and Bill S. Murski continued as a director. Messers. Paul Messina and Robert H. Tourtelot were appointed to serve as directors until the next annual meeting of the Registrant's shareholders.

            On February 26, 1998, the Registrant received a letter from NASDAQ indicating that it was not in compliance with the new requirements for maintaining a listing on the NASDAQ SmallCap Market. As a result of the Transactions, and as reflected in the PRO FORMA balance sheet included herein, Management of the Registrant believes it now meets or exceeds all of the net tangible asset requirements for continued listing on the NASDAQ Small Cap Market. On March 10, the Registrant received a letter from NASDAQ stating that subject to receipt of this Report on Form 8-K, the Registrant was in compliance with the requirements for continued listing on the NASDAQ SmallCap Market.

Item 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS.

            As noted in Item 5 above, in connection with the Transactions, certain of the directors of the Registrant resigned. Such resignations did not arise because of any disagreement with the Registrant.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

Statement 1: PRO FORMA balance sheet of the Registrant at November 30, 1997 giving effect to the Transaction described in item 5.

                                    PRO FORMA

        ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET
                                   (unaudited)

                                                   NOVEMBER 30,
                                                      1997           ADJUSTMENTS       PRO FORMA
                                                   -----------       -----------       -----------
Current Assets
      Cash in bank .............................   $   262,510       $                 $   262,510
      Inventory ................................       499,814                             499,814
      Accounts receivable, net of
        allowance for doubtful
        accounts of $90,920 ....................       624,671                             624,671
      Other current assets .....................       145,173                             145,173
                                                   -----------       -----------       -----------
        Total Current Assets ...................     1,532,168                           1,532,168

Property and equipment, net of
  accumulated depreciation
  of $470,748 ..................................       355,868                             355,868
Goodwill net of accumulated
  amortization of $394,623 .....................       710,304                             710,304
Other assets ...................................        92,079                              92,079

Investments
      Investment in Zulu-tek, Inc. .............
        (Note 2) ...............................                       4,045,000         4,045,000
                                                   -----------       -----------       -----------
 Total Assets ..................................   $ 2,690,419       $ 4,045,000       $ 6,735,419
                                                   ===========       ===========       ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued expenses ....   $   669,326       $                 $   669,326
      Notes payable (Note 1) ...................       517,261          (500,000)           17,261
      Other current liabilities ................         7,782                               7,782
                                                   -----------       -----------       -----------
        Total Current Liabilities ..............     1,194,369          (500,000)          694,369
                                                   -----------       -----------       -----------
      Total Liabilities ........................     1,194,369          (500,000)          694,369
                                                   -----------       -----------       -----------

                                       4

Stockholders' Equity:
      Preferred stock - $.001 par value,
      5,000,000 shares authorized, 8,000
      issued and outstanding, 8.6%
      cumulative preferred (Liquidation
      preference of $800,000) ..................             8                                   8
      Preferred stock - $3.00 par value
      per share, 1,000,000 Authorized,
      issued and outstanding ...................                       3,000,000         3,000,000
      Common stock - $.001 par value,
      15,000,000 shares authorized;
      1,125,489 shares issued and
      outstanding ..............................         1,126               220             1,346
      Additional Equity ........................                         500,000(1)        500,000(1)
      Additional paid-in capital ...............     3,229,957         1,044,780         4,274,737
      Accumulated (deficit) ....................    (1,735,041)                         (1,735,041)
                                                   -----------       -----------       -----------
      Total Stockholders' Equity ...............     1,496,050         4,545,000         6,041,050
                                                   -----------       -----------       -----------

Total Liabilities and Stockholders' Equity .....   $ 2,690,419       $ 4,045,000       $ 6,735,419
                                                   ===========       ===========       ===========

The accompanying notes are an integral part of the pro forma Balance Sheet

               Notes to Pro forma and un-audited Balance Sheet
                      November 30, 1997 and adjustments

      The preceding pro forma balance sheet of November 30, 1997 has been adjusted to reflect certain transactions of March 6, 1998 as if they had taken place on November 30, 1997. These transactions are more fully described in Item
5. Other Events.

1. The Company anticipates that the $500,000 accounts receivable loan will be converted to equity on the same basis as the private placement and is more fully described in Item 5. Other Events.

2. 220,000 shares of Enhance Services Company, Inc. restricted common stock were issued in connection with the transaction described in Item 5 and have been reflected at the closing price of $4.75 on the NASDAQ Stock Market on March 3, 1998, in a manner consistent with the presentation of "liquidity and Capital Resources" in the Company's annual report on form 10-KSB and without any discount for the restricted status of the common stock. In certain other transactions the Company has applied, in its audited statements, a 50% discount which would reduce additional paid in capital $552,500 to $3,782,237 and accordingly, would reduce the total liabilities and stockholder equity, on a pro forma basis, to $6,242,919. Investment in Zulu-tek, Inc. Series D Preferred Stock and Common Stock has been valued at the market value on March 3, 1998 and liquidation value of Enhanced Services Company's Common and Preferred Stock.

3. The transaction described in Item 5 and in the exhibit did not affect the income statement of November 30, 1997, and accordingly is not shown.

          EXHIBITS:

          Exhibit 1: Securities Acquisition Agreement, executed and dated as of
                     March 3, 1998.

Item 8.     CHANGE IN FISCAL YEAR.

            Not applicable.

Item 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

            Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Enhanced Services Company, Inc.
                                          Registrant

Date: March 16, 1998                      By:/S/ ROBERT C. SMITH
                                                 Robert C. Smith, Treasurer
                                                 (Chief Financial Officer and
                                                 Authorized Signatory)

                                                                       EXHIBIT 1

                        SECURITIES ACQUISITION AGREEMENT
                                  BY AND AMONG

             ENHANCED SERVICES COMPANY, INC., a Colorado Corporation

                                       AND

           NETVEST CAPITAL PARTNERS LP, a Delaware Limited Partnership

                                       AND

                       ZULU-tek, INC., a Utah Corporation

                     Executed and Dated as of March 3, 1998

                        SECURITIES ACQUISITION AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I      EXCHANGE OF ENHANCED AND ZULU-TEK STOCK.......................................1
        1.01   EXCHANGE......................................................................1
        1.02   FULLY PAID AND NONASSESSABLE STATUS...........................................1

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF ENHANCED....................................2
        2.01   ORGANIZATION..................................................................2
        2.02   CORPORATE POWER AND AUTHORITY OF ENHANCED.....................................2
        2.03   NO CONFLICT...................................................................2
        2.04   ISSUANCE OF SHARES............................................................3
        2.05   RESTRICTED SECURITIES.........................................................3
        2.06   INVESTMENT REPRESENTATION.....................................................3
        2.07   RECEIPT OF INFORMATION........................................................3
        2.08   SOPHISTICATED INVESTOR........................................................4
        2.09   LEGENDS.......................................................................4
        2.10   CAPITAL STRUCTURE.............................................................4
               (a)    COMMON STOCK...........................................................4
               (b)    8.6% PREFERRED.........................................................4
               (c)    1998 PREFERRED.........................................................4

        2.11   DIRECTORS AND OFFICERS........................................................5
        2.12   CERTAIN FINANCIAL INFORMATION.................................................5
        2.13   ABSENCE OF CERTAIN CHANGES....................................................5
        2.14   ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE OF ENHANCED..........................6
        2.15   NO LITIGATION.................................................................6
        2.16   NASDAQ MATTERS................................................................6
        2.17   COMPLIANCE WITH LAW...........................................................6
        2.18   CORPORATE RECORDS.............................................................7
        2.19   MATERIAL CONTRACTS............................................................7
        2.20   NO FURTHER REPRESENTATIONS AND WARRANTIES.....................................7

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF NETVEST.....................................7
        3.01   ORGANIZATION OF NETVEST.......................................................7
        3.02   POWER AND AUTHORITY...........................................................7
        3.03   NO CONFLICT...................................................................7
        3.04   RESTRICTED SECURITIES.........................................................8
        3.05   INVESTMENT REPRESENTATION.....................................................8
        3.06   RECEIPT OF INFORMATION........................................................8
        3.07   SOPHISTICATED INVESTOR........................................................8
        3.08   LEGENDS.......................................................................8
        3.09   NO FURTHER REPRESENTATIONS AND WARRANTIES.....................................9

                                       i

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF ZULU-TEK....................................9
        4.01   ORGANIZATION OF ZULU-TEK......................................................9
        4.02   CORPORATE POWER AND AUTHORITY.................................................9
        4.03   NO CONFLICT..................................................................10
        4.04   CAPITAL STRUCTURE OF ZULU-TEK................................................10
               (a)    ZULU-TEK COMMON STOCK.................................................10
               (b)    SERIES A PREFERRED STOCK..............................................10
               (c)    SERIES B PREFERRED STOCK..............................................10
               (d)    SERIES C PREFERRED STOCK..............................................10
               (e)    SERIES D PREFERRED STOCK..............................................10
               (f)    SERIES E PREFERRED STOCK..............................................11
        4.05   DIRECTORS AND OFFICERS.......................................................11
        4.06   BUSINESS PLAN................................................................11
        4.07   COMPLIANCE WITH LAW..........................................................11
        4.08   CORPORATE RECORDS............................................................12
        4.09   NO FURTHER REPRESENTATIONS AND WARRANTIES....................................12

ARTICLE V      REGISTRATION RIGHTS..........................................................12
        5.01   "PIGGYBACK" REGISTRATION RIGHTS..............................................12
        5.02   UNDERWRITER LIMITATIONS......................................................12
        5.03   ENHANCED'S ELECTION TO FILE..................................................13
        5.04   DEMAND REGISTRATION..........................................................13
        5.05   REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934.............13
        5.06   EXPENSES.....................................................................14
        5.07   INDEMNIFICATION; CONTRIBUTION................................................14
        5.08   AFTER ACQUIRED SHARES........................................................16
        5.09   OBLIGATIONS OF ENHANCED......................................................16
               (a)    FILING................................................................16
               (b)    AMENDMENTS............................................................16
               (c)    PROSPECTIVE DELIVERY..................................................16
               (d)    BLUE SKY..............................................................16
               (e)    UNDERWRITING MATTERS..................................................16
               (f)    OPINION...............................................................17
        5.10   ASSIGNMENT OF REGISTRATION RIGHTS............................................17

ARTICLE VI     CLOSING AND POST-CLOSING MATTERS.............................................17
        6.01   POST-CLOSING MATTERS.........................................................17
               (a)    BUDGET................................................................17
               (b)    INCENTIVE PLANS.......................................................18
        6.02   CLOSING......................................................................18
        6.03   CLOSING DOCUMENTS............................................................18
               (a)    ENHANCED DELIVERIES...................................................18
               (b)    NETVEST DELIVERIES....................................................19
               (c)    ZULU-TEK DELIVERIES...................................................19
               (d)    OTHER DELIVERIES......................................................19

                                       ii

ARTICLE VII    COVENANTS AND CONDITIONS.....................................................20
        7.01   FINANCIAL STATEMENTS.........................................................20
        7.02   ENHANCED STOCKHOLDER APPROVAL................................................20
        7.03   EQUITY FUNDING...............................................................20
        7.04   LIMITATION ON EQUITY.........................................................20
        7.05   SATISFACTION OF CONDITIONS...................................................21

ARTICLE VIII   BROKERAGE AND SIMILAR FEES...................................................21
        8.01   NO OTHER FEE AGREEMENTS......................................................21

ARTICLE IX     CONFIDENTIALITY..............................................................21
        9.01   MAINTENANCE OF CONFIDENTIAL INFORMATION......................................21
        9.02   REMEDIES ON BREACH...........................................................22

ARTICLE X             MUTUAL INDEMNIFICATION................................................22
        10.01  INDEMNIFICATION BY ZULU-TEK AND NETVEST......................................22
        10.02  INDEMNIFICATION BY ENHANCED..................................................22
        10.03  CLAIMS FOR INDEMNIFICATION...................................................23
        10.04  DEFENSE OF CLAIMS............................................................23
        10.05  SURVIVAL OF OBLIGATIONS......................................................23

ARTICLE XI     MISCELLANEOUS PROVISIONS.....................................................23
        11.01  AMENDMENT AND WAIVER.........................................................23
        11.02  SEVERABILITY.................................................................24
        11.03  EXPENSES.....................................................................24
        11.04  PRESS RELEASES...............................................................24
        11.05  NOTICES......................................................................24
        11.06  ENTIRE AGREEMENT.............................................................25
        11.07  ASSIGNMENT...................................................................25
        11.08  THIRD PARTIES................................................................25
        11.09  SECTION AND OTHER HEADINGS...................................................25
        11.10  COUNTERPARTS; FACSIMILE SIGNATURES...........................................25
        11.11  GOVERNING LAW; VENUE; JURISDICTION...........................................26
        11.12  FURTHER ASSURANCES...........................................................26
        11.13  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................................26
        11.14  PRONOUNS.....................................................................26

                                  EXHIBIT LIST

Exhibit 2.01                 SUBSIDIARIES OF ENHANCED

Exhibit 2.10                 CAPITAL STRUCTURE OF  ENHANCED

Exhibit 2.11 CURRENT DIRECTORS AND OFFICERS OF ENHANCED WITH COMMITTEE DESIGNATIONS

Exhibit 2.12                 FINANCIAL INFORMATION OF ENHANCED INCLUDING
                             ENHANCED OBLIGATIONS

Exhibit 2.13                 CHANGES IN CONDITION OF ENHANCED

Exhibit 2.14                 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE OF
                             ENHANCED

Exhibit 2.15                 PENDING LITIGATION OR PROCEEDINGS OF ENHANCED

Exhibit 2.19                 CERTAIN CONTRACTS AND COMMITMENTS OF ENHANCED

Exhibit 4.01                 SUBSIDIARIES OF ZULU-TEK

Exhibit 4.04                 CAPITAL STRUCTURE OF ZULU-TEK

Exhibit 4.05                 CURRENT DIRECTORS AND OFFICERS OF ZULU-TEK

Exhibit 4.06                 MATTERS RELATED TO ZULU-TEK BUSINESS PLAN

Exhibit 6.03(d)              FORM OF TWO-YEAR EMPLOYMENT AGREEMENT OF ENHANCED
                             AND LaBARGE

Exhibit 6.03(d)              FORM OF TWO-YEAR CONSULTING AGREEMENT OF ENHANCED
                             AND DUCKMAN

                        SECURITIES ACQUISITION AGREEMENT

        This SECURITIES ACQUISITION AGREEMENT ("Agreement") dated as of March 3, 1998 is made by and among Enhanced Services Company, Inc., a Colorado corporation ("ENHANCED") with offices at 16000 Barker's Point Lane, Houston, Texas 77079, Netvest Capital Partners LP, a Delaware limited partnership ("NETVEST"). with its California representative office at 935 West San Marcos Boulevard, Suite 101, San Marcos, California 92069. and ZULU-tek, Inc., a Utah corporation ("ZULU-tek"), with its principal office at 2361 Rosecrans Avenue, Suite 275, El Segundo, California 90245 (which shall be a party hereto only with reference to Articles II, IV, V, VII, IX, X and XI).

        WHEREAS, ENHANCED desires to exchange 220,000 of its shares of Common Stock $.001 par value ("Enhanced Common Stock") and 1,000,000 of its newly authorized 1998 Preferred Stock $3,00 stated value per share ("1998 Preferred Stock" and collectively with the Enhanced Common Stock, the "Enhanced Stock") for 12,000,000 shares of Common Stock $.001 par value, of ZULU-tek ("ZULU-tek Common Stock") and 1,000,000 shares of the Series D Preferred Stock $.01 par value of ZULU-tek, being issued in connection with this transaction ("ZULU-tek Preferred" and collectively with the ZULU-tek Common Stock, the "ZULU-tek Stock") held by NETVEST and NETVEST desires to acquire the Enhanced Stock from ENHANCED upon the terms and subject to the conditions hereinafter set forth; and

        WHEREAS, in connection with such exchange, the parties hereto have agreed to enter into agreements relating to certain other matters related to the business, financing and governance of ENHANCED, all as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                     EXCHANGE OF ENHANCED AND ZULU-TEK STOCK

        1.01 EXCHANGE. In reliance on the representations and warranties set forth herein, at the Closing (as hereinafter defined), ENHANCED shall issue and deliver to NETVEST 220,000 shares of Enhanced Common Stock and 1,000,000 shares of 1998 Preferred Stock, and NETVEST shall deliver to ENHANCED an aggregate of 12,000,000 shares of ZULU-tek Common Stock and 1,000,000 shares of the ZULU-tek Preferred owned by it, with such delivery by each party to constitute full payment to the other for the capital stock, so exchanged.

        1.02 FULLY PAID AND NONASSESSABLE STATUS. All of the shares of ZULU-tek Stock to be delivered by NETVEST and all of the shares of Enhanced Stock to be issued and delivered by ENHANCED pursuant to this Agreement, when issued or delivered, or both, in accordance with the terms of the Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and shall be restricted securities as set forth in this Agreement.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF ENHANCED

        ENHANCED hereby represents and warrants to NETVEST and to ZULU-tek as follows:

        2.01 ORGANIZATION. ENHANCED is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in any jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except such jurisdictions in which its failure to be so qualified or licensed will have no material adverse effect on its business or properties. Attached as Exhibit 2.01 is a list of all of the entities in which ENHANCED holds any shares, options or other rights (the "Subsidiaries").

        2.02 CORPORATE POWER AND AUTHORITY OF ENHANCED. ENHANCED has the full corporate power and authority to execute and deliver this Agreement, to issue and deliver the Enhanced Stock and to perform its other obligations under this Agreement. The execution, delivery and performance of this Agreement by ENHANCED has been authorized by all necessary corporate actions required by law, by ENHANCED's Articles of Incorporation, as amended to date ("ENHANCED Articles of Incorporation"), its Bylaws, as in effect on the date hereof ("ENHANCED Bylaws"), any voting trusts, voting agreements, stockholders or similar agreements ("ENHANCED Stockholder Understandings") or otherwise required to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming due execution and delivery of the Agreement by the other parties hereto, this Agreement is a valid and binding agreement of ENHANCED, enforceable in accordance with its terms, except to the extent such enforceability may be subject to limitations of public policy under federal and state securities laws and under applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

        2.03 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by ENHANCED of the transactions contemplated hereby will
(a) conflict with or result in a breach of any provision of the ENHANCED Articles of Incorporation or the ENHANCED Bylaws, (b) result in a default (or with the passing of time give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the ENHANCED Stockholder Understandings or any other material note, bond, mortgage, indenture, franchise, license, permit or agreement or other instrument or obligation to which ENHANCED is a party or by which ENHANCED is bound or to which any of the assets of ENHANCED is subject and will not have a material adverse effect on the financial condition of ENHANCED, (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule applicable to ENHANCED, or (d) result in or require the creation of any material lien with respect to any assets of ENHANCED.

        2.04 ISSUANCE OF SHARES. The Enhanced Stock to be delivered pursuant to this Agreement is authorized but unissued capital stock. ENHANCED has full power and authority to issue and deliver the Enhanced Stock, has obtained and provided all notices and consents required under the ENHANCED Articles of Incorporation, the ENHANCED Bylaws and the applicable rules of the

National Association of Securities Dealers ("NASD") or as a corporation listed on the NASDAQ SmallCap ("NASDAQ") Stock Market (collectively, the "NASDAQ Rules").

        2.05 RESTRICTED SECURITIES. ENHANCED acknowledges that the shares of ZULU-tek Stock to be delivered hereunder by NETVEST have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") or registered or qualified under any state securities laws on the grounds that such shares of ZULU-tek Stock are being exchanged, in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws, and that the shares of ZULU-tek Stock must be held indefinitely unless such shares of ZULU-tek Stock are subsequently registered under the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that ZULU-tek is under no obligation to register or qualify the ZULU-tek Stock.

        2.06 INVESTMENT REPRESENTATION. ENHANCED is acquiring the ZULU-tek Stock as principal for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same, except pursuant to an effective registration statement under the 1933 Act or in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws.

        2.07 RECEIPT OF INFORMATION. ENHANCED and its representatives have received and reviewed this Agreement, all Exhibits hereto, the ZULU-tek, Inc. Business Plan and Confidential Memorandum dated February 6, 1998 ("ZULU-tek Business Plan"), and all other documents and materials that NETVEST or ZULU-tek have provided to them in connection with the transactions contemplated by this Agreement. ENHANCED and its representatives have had an opportunity to review those documents and all other documents and materials requested of NETVEST or ZULU-tek and have been given an opportunity to ask such questions of NETVEST or ZULU-tek concerning the terms and conditions of the Agreement, their respective organization and structure, and the business, operations, business prospects, shareholders, advisers, representatives, market position, financial condition, assets and liabilities (including contingent liabilities) of NETVEST and of ZULU-tek as well as such other relevant matters as they have deemed necessary or desirable and have been given all such information as they have requested, in order to make an informed and independent evaluation of the merits and risks of the transactions contemplated herein.

        2.08 SOPHISTICATED INVESTOR. ENHANCED has, by reason of its corporate status and financial experience, the capacity to make the independent evaluation contemplated hereby and to protect its own interests in connection with this Agreement and this transaction contemplated hereby.

        2.09 LEGENDS. ENHANCED acknowledges that each certificate or other document evidencing the ZULU-tek Stock shall be endorsed with the legends restricting its transfer as contemplated by Section 2.05 above.

        2.10 CAPITAL STRUCTURE. The authorized capital stock of ENHANCED consists of 20,000,000 shares of capital stock of which 15,000,000 are shares of Common Stock, par value $.001 per share (previously defined as "Enhanced Common Stock") and 5,000,000 are preferred shares to be issued on such terms and in such series as may be designated by the Board of Directors of ENHANCED. The currently outstanding capital of ENHANCED is:

        (a) COMMON STOCK. 1,131,474 shares are issued and outstanding as of the date hereof and 283,973 shares are reserved for issuance on exercise of outstanding options;

        (b) 8.6% PREFERRED. 8.6% Cumulative Preferred Stock ("8.6% Preferred") of which 15,000 shares are authorized and 8,000 shares are outstanding on the date hereof; and

        (c) 1998 PREFERRED. The newly authorized 1998 Preferred Stock (previously defined as the "1998 Preferred Stock") consisting of 1,000,000 shares, par value $3.00, to be issued in connection with the transactions contemplated hereby and which shares shall be convertible, solely at the option of ENHANCED into shares of Enhanced Common Stock on the basis of 2.772 shares of Common Stock for each one share of 1998 Preferred Stock, subject to adjustment in the event of any stock splits, stock dividend, reclassifications or other capital transactions, as applicable, and only after receipt of stockholder approval at a meeting duly called for such purposes, for which proxy materials are provided to each stockholder in accordance with the NASDAQ Rules and the requirements of the Securities & Exchange Commission (the "SEC").

        No other classes of preferred shares have been designated or issued and, except as set forth herein with respect to the Enhanced Stock to be issued to NETVEST and upon any exercise of outstanding options, no additional shares of the capital stock of ENHANCED will be issued or reserved for issuance at or prior to the Closing. The Certificate of Designation filed in the state of Colorado correctly sets forth the terms of the ENHANCED Preferred Stock and the other details of the outstanding capital stock of ENHANCED and the owners thereof, including the holders of options and the 8.6% Preferred. The Enhanced Common Stock entitles each holder to one vote for each share held and the 8.6% Preferred entitles the holders to certain limited voting rights. Except as set forth on Exhibit 2.10, as of the date of this Agreement and at Closing, there are or will be no other outstanding options, warrants or other rights, subscriptions, options, calls, rights, warrants, convertible securities, unsatisfied preemptive rights or other agreements or commitments of any character obligating ENHANCED to issue (or reserve for issuance) or to transfer or sell any shares of its capital stock of any class.

        2.11 DIRECTORS AND OFFICERS. The current directors (with committee designations) and officers of ENHANCED are set forth on Exhibit 2.11 and each of them currently validly holds their respective offices in accordance with the provisions of the ENHANCED Articles of Incorporation and ENHANCED By-laws and the ENHANCED Stockholder Understandings all as described in Exhibit 2.11. At Closing, Kenneth M. Duckman, John Meaney, Michael Bernard, Bertram Pariser and Ralph LaBarge will have resigned as directors of ENHANCED, the ENHANCED Board of Directors will have been set at five directors, and the ENHANCED Board of Directors will have acted to elect the designee, set forth on Exhibit 2.11, leaving a Board of five persons consisting of Bill S. Murski and the four persons listed on Exhibit 2.11.

        2.12 CERTAIN FINANCIAL INFORMATION. The audited and unaudited financial statements of ENHANCED, filed or to be filed with the SEC for all periods through November 30, 1997, fairly present the financial position of ENHANCED as of the date filed and fairly represent the results of financial operations for the periods covered thereby, in accordance with generally accepted accounting principles applied on a consistent basis. Except as disclosed in such financial statements (collectively the "Financial Statements") or on Exhibit 2.12 (the "ENHANCED Obligations"), there are no material contingencies and no loans to or from any officers, directors or affiliates of ENHANCED which exist or are committed as of the date hereof. As set forth in Exhibit 2.12, FCA Investment Company, a Delaware corporation ("FCAIC"), has advanced $500,000.00 to ENHANCED as working capital and has agreed to convert the advance to equity on the conditions described in
Exhibit 2.12.

        2.13 ABSENCE OF CERTAIN CHANGES. Since November 30, 1997, except as set forth on Exhibit 2.12 or 2.13, ENHANCED has not:

        (a) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any material mortgage, pledge, lien, security interest, encumbrance, restriction or change of any kind, except for the ENHANCED Obligations and for liens for current taxes not yet due and which are reflected in the Financial Statements;

        (b) Canceled any material debts or waived any material claims or rights;

        (c) Sold, transferred or otherwise disposed of a material portion of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

        (d) Issued any capital stock or declared, paid or set aside for payment any dividend or other distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of ENHANCED, except for stock options set forth on Exhibit 2.10;

        (e) Made any change in any method of accounting or accounting practice;

        (f) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate of any of its officers or directors;

        (g) Agreed, whether in writing or otherwise, to take any action described in this section.

        2.14 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE OF ENHANCED. To the best of ENHANCED's knowledge, Exhibit 2.14 sets forth the accounts receivable and accounts payable of ENHANCED, with aging thereof, as of February 27, 1998.

        2.15 NO LITIGATION. Except as set forth on Exhibit 2.15, as of the date of this Agreement, there is no litigation or proceeding pending or, to the best of the knowledge of ENHANCED's stockholders and ENHANCED's directors and officers, threatened against ENHANCED or any of its assets or properties. To the extent that after the date hereof ENHANCED shall become aware that such claims or litigation shall be initiated or threatened with respect to this transaction or any actions of ENHANCED, it shall promptly advise NETVEST and ZULU-tek thereof.

        2.16 NASDAQ MATTERS. ENHANCED has or will, within one day hereof, have submitted its application to NASDAQ to list the Enhanced Common Stock subject hereto on NASDAQ. ENHANCED makes no representation or warranty associated with the continued listing of the shares of ENHANCED for trading as a "small cap" company on NASDAQ and NETVEST acknowledges receipt of a copy of a letter to ENHANCED, dated February 26, 1998, pertaining to ENHANCED's NASDAQ listing. NETVEST agrees to accept the ENHANCED Stock without any liability or obligation concerning such listing, provided that ENHANCED covenants and agrees to use its best efforts to maintain such NASDAQ listing. The other parties hereto agree to cooperate, at the request of ENHANCED, in ENHANCED's efforts to maintain such listing. but they each make no representation with respect to their capacity to effect the continued listing of the ENHANCED Stock.

        2.17 COMPLIANCE WITH LAW. ENHANCED is conducting its business and operations in compliance with all governmental rules and regulations applicable thereto and is not in violation or default in any material respect under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its business and affairs.

        2.18 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation, Bylaws and minutes of the Board of Directors and stockholders of ENHANCED and all amendments thereto of ENHANCED have been delivered to NETVEST. The minute books of ENHANCED for which minutes were prepared, contain accurate minutes of the meetings of and consents to actions taken without meetings of the Board of Directors and stockholders of ENHANCED since inception.

        2.19 MATERIAL CONTRACTS. Exhibit 2.19 sets forth all employment agreements, stock option plans and agreements, insurance plans, employee benefit plans and all contracts of ENHANCED, in effect on the date hereof, which require annual payments of more than $20,000, and the status of the same at the date hereof.

        2.20 NO FURTHER REPRESENTATIONS AND WARRANTIES. NETVEST and ZULU-tek each acknowledge that no other representations or warranties have been made by ENHANCED or relied upon by NETVEST and ZULU-tek except as set out in this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NETVEST

        NETVEST hereby represents and warrants to ENHANCED as follows:

        3.01 ORGANIZATION OF NETVEST. NETVEST is a Delaware limited partnership organized to participate in this transaction, with no operating history and has the requisite power and authority to own, lease and operate its properties and to carry on its business in the manner now being conducted.

        3.02 POWER AND AUTHORITY. NETVEST has the requisite power and authority to execute and deliver this Agreement, to transfer the ZULU-tek Common Stock, to enter into the agreements to be delivered herewith and to perform its other obligations under this Agreement. The execution, delivery and performance of this Agreement by NETVEST has been authorized by all necessary corporate or partnership actions required by law, as applicable under NETVEST's respective constituent and governing documents or otherwise required to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming due execution and delivery of the Agreement by the other parties hereto, this Agreement is a valid and binding agreement of NETVEST, enforceable in accordance with its terms, except to the extent such enforceability may be subject to limitations of public policy under federal and state securities laws and under applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

        3.03 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by NETVEST of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of its constituent documents, (b) result in a default (or with the passing of time give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit or agreement or other instrument or obligation to which NETVEST is a party or is bound or to which any of its respective assets are subject, (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule applicable to NETVEST and will not have a material adverse effect on the financial conditions of NETVEST, or (d) result in or require the creation of any material lien with respect to any assets of NETVEST.

        3.04 RESTRICTED SECURITIES. NETVEST acknowledges and agrees that the shares of Enhanced Stock to be acquired hereunder have not been registered under the 1933 Act or registered or qualified under any state securities laws on the grounds that such shares of Enhanced Stock are being issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws, and that the shares of Enhanced Stock must be held indefinitely unless such shares of Enhanced Stock are subsequently registered under the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Enhanced Stock cannot be transferred.

        3.05 INVESTMENT REPRESENTATION. NETVEST is acquiring the Enhanced Stock as principal for its own account and, not with a view to, or for sale in connection with, any distribution thereof except to the extent that the Enhanced Stock may be distributed to partners of NETVEST and, except with respect to such reissuance, NETVEST has no present intention of selling or otherwise disposing of the Enhanced Stock.

        3.06 RECEIPT OF INFORMATION. NETVEST has received and reviewed this Agreement, all Exhibits hereto, and all other documents and materials that ENHANCED has provided to it in connection with the transactions contemplated by this Agreement. NETVEST and its representatives have had an opportunity to review all documents and other materials requested of ENHANCED and have been given an opportunity to ask such questions of ENHANCED concerning the Enhanced Stock to be acquired hereunder, their respective organization and structure, and the business, operations, business prospects, shareholders, advisers, representatives, market position, financial condition, assets and liabilities (including contingent liabilities) of ENHANCED as well as such other relevant matters as they have deemed necessary or desirable and have been given all such information as they have requested, in order to make an independent and informed evaluation of the merits and risks of the investment in the Enhanced Stock contemplated herein.

        3.07 SOPHISTICATED INVESTOR. NETVEST has, by reason of its financial experience, the capacity to make the independent evaluation contemplated hereby and to protect its interests in connection with this Agreement and the transactions contemplated hereby.

        3.08 LEGENDS. NETVEST acknowledges that each certificate or other document evidencing the Enhanced Stock shall be endorsed with the legends set forth below:

        (a) "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION. THE COMPANY MAY REFUSE TO AUTHORIZE ANY TRANSFER OF THE SHARES IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        (b) If required by the authorities of any state in connection with the issuance or sale of the Common Stock, the legend required by such state authority.

        3.09 NO FURTHER REPRESENTATIONS AND WARRANTIES. ENHANCED acknowledges that no other representations or warranties have been made or relied upon by ENHANCED except as set out in this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ZULU-TEK

        ZULU-tek represents and warrants to ENHANCED as follows:

        4.01 ORGANIZATION OF ZULU-TEK. ZULU-tek is a corporation duly organized, validly existing and in good standing under the laws of Utah and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner now being conducted and is licensed to do business as a foreign corporation in any jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except such jurisdictions in which its failure to be so qualified or licensed will have no material adverse effect on its business or properties. Attached as Exhibit 4.01 is a list of all of the entities in which ZULU-tek holds any shares, options or other rights (the "ZULU Subsidiaries").

        4.02 CORPORATE POWER AND AUTHORITY. ZULU-tek has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by ZULU-tek has been authorized by all necessary corporate actions required by law, by ZULU-tek's Articles of Incorporation, and other

Bylaws or constituent documents or otherwise required to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming due execution and delivery of the Agreement by the other parties hereto, this Agreement is a valid and binding agreement of ZULU-tek, enforceable in accordance with its terms, except to the extent such enforceability may be subject to limitations of public policy under federal and state securities laws and under applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

        4.03 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by ZULU-tek of the transactions contemplated hereby will
(a) conflict with or result in a breach of any provision of its constituent documents, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit or agreement or other instrument or obligation to which ZULU-tek is a party or by which ZULU-tek is bound or to which any of its assets are subject, (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule applicable to ZULU-tek and would not have a material adverse effect on the financial conditions of ZULU-tek, or (d) result in or require the creation of any material lien with respect to any assets of ZULU-tek.

        4.04 CAPITAL STRUCTURE OF ZULU-TEK. ZULU-tek represents and warrants to ENHANCED that as of the date of this Agreement, the authorized capital stock of ZULU-tek consists of 150,000,000 shares of capital stock, including:

        (a) ZULU-TEK COMMON STOCK. 100,000,000 shares of Common Stock, $0.001 par value per share, of which 47,579,910 were issued and outstanding at March 2, 1998, 10,753,037 were reserved for issuance under certain options and contractual agreements, including the conversion of Series B Preferred Stock described below, and none were held as treasury stock;

        (b) SERIES A PREFERRED STOCK. 2,000,000 shares of Series A Preferred Stock, of which 374,800 shares are issued and outstanding as of the date hereof, which shares of Series A Preferred Stock entitle the holders to a per share preferential payment of $1.00 plus accrued and unpaid dividends;

        (c) SERIES B PREFERRED STOCK. 3,000,000 shares of Series B Preferred Stock, $1.00 stated value per share, which shares are convertible at the option of the holder into an aggregate of 7,333,334 shares of ZULU-tek Common Stock on February 6, 1998 (4,000,000 shares), May 6, 1998 (2,000,000 shares), and August 6, 1998 (1,333,384 shares);

        (d) SERIES C PREFERRED STOCK. 15,000 shares of Series C Preferred Stock of which 10,209 shares are currently outstanding and 1,891 shares are currently reserved for or being issued to former stockholders of Softbank Interactive Media, Inc. ("SIM") as listed on Exhibit 4.04;

        (e) SERIES D PREFERRED STOCK. 1,000,000 shares of ZULU-tek Preferred Stock par value $.01 per share and a stated value of $12.00 per share, authorized for issuance in connection with this Agreement, of which 1,000,000 shares are to be issued to ENHANCED pursuant to this Agreement and the terms and designations of which are set forth in Exhibit 4.04; and

        (f) SERIES E PREFERRED STOCK. 1,000,000 shares ($1,000,000.00 in stated value) of Series E Preferred Stock, which has been negotiated but not formally authorized for issuance or issued in exchange for the common stock of SIM now held by two parties who will receive the Series E Preferred, inter alia, in lieu of 1,666 shares of the Series C which the party would otherwise receive.

               The ZULU-tek Common Stock and the Series A Preferred Stock are voting shares, each entitling the holders to one vote for each share held and no other classes of preferred stock have been designated or issued as of the date hereof. Except as required by law or the terms of such series, the Series B, Series C and Series D Preferred Stock are non-voting stock, and the Series E Preferred Stock, if issued, will be a voting class only after conversion into ZULU-tek Common Stock. The Certificate of Designation filed in the state of Utah correctly set forth the terms of the ZULU-tek Class A, B, C and D Preferred Stock which is outstanding or to be issued hereunder. Except as set forth on
Exhibit 4.04 as of the date of this Agreement, there are no outstanding options, warrants or other rights, subscriptions, options, calls, rights, warrants, convertible securities, unsatisfied preemptive rights or other agreements or commitments of any character obligating ZULU-tek to issue (or reserve for issuance) or to transfer or sell any shares of its capital stock of any class and ZULU-tek covenants that it will not enter into arrangements between the date hereof and March 1, 1999 which would result in more than 65,000,000 outstanding shares of ZULU-tek Common Stock on a fully diluted basis, except as set forth in
Section 7.04 hereof.

        4.05 DIRECTORS AND OFFICERS. The current directors (with committee designations) and officers of ZULU-tek are set forth on Exhibit 4.05 and each of them is currently holding their respective offices in accordance with the provisions of the ZULU-tek Articles of Incorporation and ZULU-tek By-laws and the ZULU-tek Shareholder Understandings all as described in Exhibit 4.05.

        4.06 BUSINESS PLAN. Except as set forth in Exhibit 4.06 with respect to recent operating developments and their impact on the ZULU-tek Business Plan and the limitations under the SEC Rules with respect to "forward looking statements" (as defined in the SEC Rules), the ZULU-tek Business Plan accurately sets forth the financial results of SIM for the periods ended December 31, 1997 (subject to adjustments as a result of the audit for 1997) and 1996 and sets forth the current prospects of ZULU-tek in 1998 and 1999.

        4.07 COMPLIANCE WITH LAW. ZULU-tek is conducting its business and operations in compliance with all governmental rules and regulations applicable thereto and is not in violation or default in any material respect under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its business and affairs, the violation or default of which would have a material adverse effect on its business.

        4.08 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation, Bylaws and minutes of the Board of Directors and stockholders of ZULU-tek and all amendments thereto of ZULU-tek have been delivered to ENHANCED. The minute books of ZULU-tek contain all accurate minutes of the meetings for which minutes were prepared and consents to actions taken without meetings of the Board of Directors and stockholders of ZULU-tek since August 1, 1997.

        4.09 NO FURTHER REPRESENTATIONS AND WARRANTIES. ENHANCED acknowledges that no other representations or warranties have been made or relied upon by ENHANCED except as set out in this Agreement.

                                    ARTICLE V

                               REGISTRATION RIGHTS

        5.01 "PIGGYBACK" REGISTRATION RIGHTS. If at any time during the first thirty-six months after the Closing ("Covered Period"), ENHANCED, or any successor by merger, acquisition, consolidation or a similar change of control event, proposes to file under the 1933 Act, on its behalf and/or on behalf of any of its securities holders, a new registration statement relating to any securities of ENHANCED or of any successor by merger, acquisition, consolidation or a similar change of control event (a "Registration Statement") other than in connection with a dividend reinvestment, employee stock purchase, option or a similar plan, ENHANCED shall give written notice to each of the other parties hereto and any successors to their ownership of Enhanced Stock, as contemplated herein (collectively the "Holders") at least thirty (30) days before the filing with the SEC of such Registration Statement. Such notice shall offer to include in such filing that number of shares of Enhanced Stock then held by the Holders (including shares convertible into the class of equity being registered) as such Holders may request pursuant to written notice to ENHANCED within twenty (20) days after the date of mailing of such offer. ENHANCED shall thereupon include in such filing that amount of Enhanced Stock so requested by the Holders, and, subject to ENHANCED's right to withdraw such filing, shall use its best efforts to effect registration under the 1933 Act of such shares of Enhanced Stock. The right of the Holders to have their shares of Enhanced Stock included in any Registration Statement in accordance with the provisions of this Article V shall be provided for in each such Registration Statement.

        5.02 UNDERWRITER LIMITATIONS. If any of the Holders' shares of Enhanced Stock are to be sold in an underwritten public offering pursuant to this Agreement, ENHANCED shall promptly notify the Holders as to its selection of investment bankers for the offering. If the managing underwriters shall advise ENHANCED in writing that in their good faith opinion the number of shares of Enhanced Stock requested to be included in such Registration Statement exceeds the number of shares which can be sold in an orderly manner in such offering, then the Holders shall have the right, in addition to the rights in Section 5.04, exercisable not more than three times during the Covered Period, to require ENHANCED to file a registration statement on From S-1, Form SB-1, Form S-3 or otherwise to allow for the resale of the Enhanced Stock.

        5.03 ENHANCED'S ELECTION TO FILE. Notwithstanding the foregoing, the Board of Directors of ENHANCED, in its sole discretion, may determine not to file the Registration Statement or proceed with the offering as to which the notice specified herein is given without any liability to ENHANCED.

        5.04 DEMAND REGISTRATION. In addition, on or after March 1, 1999, Holders representing more than fifty percent (50%) of the voting power of the ENHANCED Stock issued pursuant hereto, based on the Enhanced Stock held by them, acting jointly, may request, in writing, that ENHANCED file a registration statement on Form S-1, Form SB-1 or Form S-3 under the 1933 Act covering the registration of the Enhanced Stock issued to them. Upon receipt of such written request, ENHANCED, shall immediately (and, in any event, within 60 days) undertake to file a Registration Statement ninety (90) days of the receipt of such written request effect the registration of such Enhanced Stock. The Holders shall be entitled to only two "demand registrations" and any such "demand registrations" may be made with respect to all or any portion (but not less than $5,000,000 in market capitalization) of the Enhanced Stock they hold on the date of such request. ENHANCED shall not be required to effect a registration pursuant to this Section 5.04 if it has effected two (2) registrations under
Section 5.02 under which the Holders could have sold all of their shares pursuant thereto and has provided the appropriate notices to Holders under
Section 5.01.

        5.05 REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934. To the extent required, ENHANCED shall timely file such information, documents, and reports as the SEC may require or prescribe under either Section 13 or 15(d) (whichever is applicable) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). ENHANCED shall whenever requested by the Holders notify them in writing whether ENHANCED has, as of the date specified by the Holders, complied with the Exchange Act reporting requirements to which ENHANCED is subject for a period prior to such date as shall be specified by ENHANCED. ENHANCED acknowledges and agrees that the purposes of the requirements contained in this Section 5.05, are to enable the Holders, as the case may be, to comply with the current public information requirements of Rule 144 under the 1933 Act should the Holders ever wish to dispose of any of the shares of Enhanced Stock acquired by them without registration under the 1933 Act in reliance upon Rule 144 (or any equivalent successor provision or similar rule hereafter adopted). ENHANCED shall take such other measures and file such other information, documents, and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the 1933 Act (or any equivalent successor provision or similar rule hereafter adopted), including, without limitation, using its best efforts to assure that there shall be available at all times adequate public information with respect to ENHANCED and Enhanced Stock. The obligation to make available adequate public information and otherwise take such measures necessary to maintain the availability of Rule 144 shall remain in effect for so long as ENHANCED or its successor is subject to the filing requirements of Section 13 or Section 15(d) of the Exchange Act. In such event and for so long as the Holders own any Enhanced Stock, ENHANCED shall furnish forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 of the 1933 Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of ENHANCED and such other reports and documents as the Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        5.06 EXPENSES. All expenses incident to ENHANCED's performance of or compliance with its undertaking in this Article V, including, without limitation, all registration and filing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for ENHANCED, one counsel for the Holders and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other persons retained by ENHANCED (all such expenses being herein called "Registration Expenses"), will be borne by ENHANCED, whether or not such Registration Statement becomes effective.

        5.07   INDEMNIFICATION; CONTRIBUTION.

        (a) In the event of any registration of any Enhanced Stock under the 1933 Act pursuant to this agreement, ENHANCED shall indemnify, defend and hold harmless, to the full extent permitted by law and without limitation as to time, the Holders and all directors, officers, employees, agents and consultants of the Holders (collectively, the "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period ENHANCED is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they are made) not misleading, and any violation or alleged violation of the 1933 Act, the Exchange Act or any state securities laws, or any rule or regulation thereunder, and will reimburse each Indemnified Person on a current basis for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of ENHANCED, which consent shall not be unreasonably withheld); PROVIDED, HOWEVER, that ENHANCED will not be liable to a particular Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon written information furnished to ENHANCED by or on behalf the Holders for use in the preparation thereof; and provided further that the indemnity agreement contained in this
               Section 5.07 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person in respect of any loss, claim, damage, liability or action asserted by someone who purchased Enhanced Stock from such person if (i) a copy of the final prospectus (as the same may be amended or supplemented) in connection with such Registration Statement was not sent or given to such person with or prior to written confirmation of the sale,
               (ii) such final prospectus shall correct the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis of such loss, claim, liability or action, and (iii) there would have been no such liability but for the failure to deliver such final prospectus by the Holders, as the case may be.

        (b) Promptly after receipt by a party entitled to indemnification under Article V hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such Sections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, -------- HOWEVER, that if the indemnifying party fails to take reasonable steps ------- necessary to diligently defend such claim within 20 days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 5.07 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

        (c) In the event that any provision of an indemnification clause in an underwriting agreement executed by or on behalf of ENHANCED differs from a provision in this Section 5.07 such provision in the underwriting agreement shall determine ENHANCED's and the Holders' rights in respect thereof.

        5.08 AFTER ACQUIRED SHARES. All of the provisions of this Article V shall apply to all of the shares of Enhanced Stock owned by the Holders, acquired by the Holders pursuant to this Agreement or otherwise, including any shares of the capital stock of ENHANCED or any successor acquired by the Holders hereafter which are "restricted securities" within the meaning of Rule 144 under the 1933 Act, or to any other securities issued in exchange for the foregoing securities.

        5.09 OBLIGATIONS OF ENHANCED. Whenever required to effect the registration of any Enhanced Stock covered hereby, ENHANCED shall, as expeditiously, as reasonably possible:

        (a) FILING. Prepare and file with the SEC a registration statement with respect to such Enhanced Stock and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety
               (90) days or, if earlier, until the Holders have completed the distribution related thereto.

        (b) AMENDMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

        (c) PROSPECTIVE DELIVERY. Furnish to the Holders such number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they reasonably request in order to facilitate the disposition of the Enhanced Stock covered hereby owned by them and notify the Holders covered by a registration statement for which a prospectus relating thereto is required to be delivered under the 1933 Act of any event which would cause the prospectus included in such registration statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances than existing.

        (d) BLUE SKY. Use all reasonable efforts to register and qualify the securities covered by such registration under such other securities laws and Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that ENHANCED shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (e) UNDERWRITING MATTERS. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holders shall also be required to enter into and perform their obligations under such an agreement.

        (f) OPINION. Furnish, at the request of the Holders on the date that such Enhanced Stock is delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, from the counsel representing the Company for the purposes of such registration, in the form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority of the holders of Enhanced Stock requesting registration, addressed to the underwriters, if any, and to the holders requesting the registration of their Enhanced Stock and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting the registration of the Enhanced Stock covered hereby.

        5.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause ENHANCED to register Enhanced Stock pursuant to this Article V may be assigned by the Holders, as the case may be, to a transferee or assignee, provided such transferee or assignee (i) is a corporation or partnership controlled by the Holders' subsidiary, parent, general partner (or member of the general partner), limited partner or retired partner of such an entity, (ii) is a family member of a Holder or trust for the benefit of a Holder, or (iii) acquires at least five percent (5%) of the shares of Enhanced Stock issued to the Holders as of the date hereof (as adjusted for stock splits and combinations) and is not a competitor of ENHANCED (as determined by the Board of Directors of ENHANCED); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to ENHANCED written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                                   ARTICLE VI

                        CLOSING AND POST-CLOSING MATTERS

        6.01   POST-CLOSING MATTERS.

        (a) BUDGET. Within 10 days of the date hereof, ENHANCED shall provide to the other parties, on a confidential basis, its operating budget and estimated cash flow and projected operating results through February 2000, for review and comment by them.

        (b) INCENTIVE PLANS. Promptly after the date hereof, the parties will review their respective incentive compensation, stock option, benefit and other plans with a view to coordinating the terms thereof and to integrating the participants and equities available thereunder, including the submission of any such plans to the stockholders of ZULU-tek or ENHANCED for approval, as applicable.

        6.02 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Brand Farrar & Buxbaum LLP located at 515 S. Flower Street, Suite 3500, Los Angeles, California 90071-2201 at 2:00 pm PST on the date hereof or on such other date as the parties determine, but no later than March 9, 1998.

        6.03 CLOSING DOCUMENTS. At the Closing the parties shall deliver or exchange the following:

        (a) ENHANCED DELIVERIES. At the Closing, ENHANCED shall deliver to
NETVEST:

               (i) The certificate for the Enhanced Common Stock which shall be issued as fully paid and non-assessable and free of all claims, liens and encumbrances whatsoever;

               (ii) The certificate for the ENHANCED Preferred Stock which shall be issued as fully paid and non-assessable and free of all claims, liens and encumbrances whatsoever;

               (iii) Certified Resolutions of the Board of Directors of ENHANCED approving the transactions contemplated hereby;

               (iv) Certificate of Designation for 1998 Preferred Stock with evidence of filing and effectiveness in Colorado;

               (v) Officer's and director's certificates in form reasonably satisfactory to NETVEST;

               (vi) Fully executed and complete NASDAQ Listing Application for the 220,000 shares of Enhanced Common Stock;

               (vii) Incumbency Certificates with respect to directors and officers;

               (viii) Certificate of Status and good standing certificate from
                      Colorado; and

               (ix) Such other documents, consents, instruments, opinions and certificates as NETVEST may reasonably request; and

               (x)    Resignations of the directors of Enhanced pursuant to
                      Section 2.11.

        (b) NETVEST DELIVERIES. At the Closing, NETVEST shall deliver to
ENHANCED:

               (i) Stock certificates representing the 12,000,000 shares of ZULU-tek Common Stock and 1,000,000 shares of the ZULU-tek Preferred owned by NETVEST to be exchanged hereunder, duly endorsed in blank or accompanied by appropriate instruments of assignment duly executed in blank, free and clear of all claims, liens and encumbrances whatsoever;

               (ii) Corporate and Resolutions of General Partner approving the transactions contemplated hereby;

               (iii)  Confirmation of partnership existence; and

               (iv) Such other documents, consents, instruments, opinions and certificates as ENHANCED may reasonably request.

        (c) ZULU-TEK DELIVERIES. At the Closing, ZULU-tek shall deliver to
            ENHANCED:

               (i) Certified Resolutions of the Board of Directors of ZULU-tek, approving the transactions contemplated hereby;

               (ii) Director's and Officer's Certificates in form reasonably acceptable to ENHANCED;

               (iii) Incumbency Certificates with respect to directors and officers;

               (iv) Certificate of Status and good standing certificate from Utah; and

               (v) Such other documents, consents, instruments, opinion and certificates as ENHANCED may reasonably request.

        (d)    OTHER DELIVERIES.

               (i) ENHANCED and Ralph LaBarge ("LaBarge") shall enter into an employment agreement substantially in the form of Exhibit 6.03(c)(i);

               (ii) ENHANCED and Kenneth Duckman ("Duckman") shall enter into a consulting agreement substantially in the form of
                      Exhibit 6.03(c)(ii); and

               (iii) The parties, LaBarge and Duckman shall enter into such other documents, consents, instruments, opinion and certificates as the other parties may reasonably request.

                                   ARTICLE VII

                            COVENANTS AND CONDITIONS

        7.01 FINANCIAL STATEMENTS. Within 45 days after the date hereof, ZULU-tek shall cause to be completed an audit of its financial statements (consolidated with its subsidiaries) and shall pursue such audit for the year ended December 31, 1997 in a manner that will allow the audited financial statements to be available for the annual ENHANCED's stockholders meeting. ENHANCED and ZULU-tek will deliver to the other unaudited consolidated balance sheets and summaries of earnings for each calendar month after the date hereof and continuing until the earlier of December 31, 2000 or the date on which one or the other shall waive the requirement. All such financial statements shall accurately present their financial position and results of operations and their consolidated subsidiaries for the periods covered hereby.

        7.02 ENHANCED STOCKHOLDER APPROVAL. ENHANCED will take appropriate action to call and commence a meeting of its stockholders (the "Stockholders Meeting") if required, to consider and vote upon the conversion of the 1998 Preferred Stock and such other matters proposed and requiring stockholder action, with any such matters to be submitted, supported by a recommendation for approval by its Board of Directors, ENHANCED shall solicit the approval thereof by its stockholders by mailing or delivering to each such stockholder a proxy statement and proxy. In connection therewith, promptly after the Closing the parties will cooperate in finalizing and filing the appropriate proxy material and registration statements with the SEC.

        7.03 EQUITY FUNDING. Promptly after the date hereof, the parties will coordinate in seeking funding through debt or preferred equity, as available, for the business plan developed by ENHANCED and ZULU-tek through a private placement to institutional or sophisticated investors and strategic partners with the objectives of seeking $5,000,000 in immediate funding and substantial additional funding to support growth and to implement the joint business plan of the parties. If such funding is successful, certain advances by LaBarge, Duckman and NETVEST will be reimbursed as agreed in separate letters.

        7.04 LIMITATION ON EQUITY. If during the period from the date hereof until March 1, 1999, ZULU-tek or Enhanced undertake a merger, consolidation or similar transaction or form a new entity which is owned by their current shareholders or a successor to either of them, the capital structure will be such that if the same were undertaken on the date hereof, the shareholders of ZULU-tek would hold 80% and the holders of Enhanced would hold 20% of the resulting entity ("Deemed Ownership"). In addition, if ZULU-tek or Enhanced elect to issue additional shares of their common stock or capital stock convertible into Zulu-tek Common Stock or Enhanced Common Stock, as the case may be, in order to effect independent corporate acquisitions or other transactions (other than as contemplated by existing employee incentive plans), such issuances shall be undertaken in consultation with the other and on the basis of a pro rata dilution of the Deemed Ownership on the date hereof as described above.

        7.05 SATISFACTION OF CONDITIONS. Each party hereto agrees that subsequent to Closing, it will take all actions reasonably within its power and authority to duly and promptly carry out all of its obligations under this Agreement and to comply with all of the representations and warranties hereunder applicable to it and to use its reasonable best efforts to cause all of the conditions to the obligation of the other hereunder, to be satisfied as promptly as possible.

                                  ARTICLE VIII

                           BROKERAGE AND SIMILAR FEES

        8.01 NO OTHER FEE AGREEMENTS. ENHANCED, NETVEST and ZULU-tek each hereby represents and warrants to the other that it has not entered into any other agreements, or retained or otherwise authorized any investment banker, individual, broker, finder, consultant or other intermediary to act for or on its or their behalf in a manner which would entitle such person to any payment of any broker's or finder's fees or other payments or commissions in connection with the transactions Purchase or any other transactions contemplated hereby. NETVEST, Enhanced and ZULU-tek each agree to be responsible for any costs they may incur and will jointly and severally indemnify and hold the other and their respective officers, directors, employees and agents harmless against any such commissions, fees or other compensation found to be due on account of any such agreements.

                                   ARTICLE IX

                                 CONFIDENTIALITY

        9.01 MAINTENANCE OF CONFIDENTIAL INFORMATION. From the date hereof and continuing until May 31, 1998 each party will hold in confidence all information obtained or delivered by a party hereto and their representatives and designated in writing by the person providing the same as "Confidential Information", subject to the disclosure or use of such information as may be required in order for the parties to perform their respective due diligence and other obligations hereunder. This obligation of confidentiality shall not extend to any information which is shown to have previously been (i) known to the party receiving it, (ii) is generally known to others engaged in the trade or business of the party receiving it, (iii) is part of public knowledge or literature, or
(iv) was lawfully received from a third party or shall be required to be disclosed pursuant to applicable law or the rules of a stock exchange (including NASDAQ) on which such party's securities may be listed. Without limiting the generality of the foregoing, it is understood and agreed that certain information disclosed by either ZULU-tek or ENHANCED to the other or their respective representatives may constitute "material inside information" that has not previously been disclosed to the public generally. The parties acknowledge their understanding of the restrictions on the use of such information imposed by Federal and State securities laws, and agree to comply and cause their representatives to comply with such restrictions. In no event shall the Confidential Information received by either party be used for its own commercial or financial advantage. Each party shall take all steps necessary to insure compliance with the requirements of this Section by all persons having access to the Confidential Information, including any person retained to provide advice relating to the transactions contemplated hereby. Should the transactions not be consummated, all copies of Confidential Information, in whatever form, shall be returned to the originator by each party and its representatives.

        9.02 REMEDIES ON BREACH. The parties hereto acknowledge and agree that the breach of this Article IX will result in serious and irreparable damage and that it would be extremely burdensome and difficult, if not impossible, to determine the scope and extent of damages suffered by reason of a breach of this Section. Accordingly, the parties hereto agree that all remedies at law or in equity shall be available to enforce the terms of this Article VIII and to recover damages of whatever kind and amount permitted by law for breach hereof. Notwithstanding anything to the contrary contained herein, no party hereto shall be deemed to have violated or breached this Article IX if such party provides a copy of, or discloses information contained in, this Agreement in connection with obtaining any waiver, consent, or approval, or undertaking registration or filing required or contemplated by this Agreement.

                                    ARTICLE X

                             MUTUAL INDEMNIFICATION

        10.01 INDEMNIFICATION BY ZULU-TEK AND NETVEST. Each of ZULU-tek and NETVEST jointly and severally shall indemnify, defend and hold harmless each of ENHANCED and its officers, directors, employees, agents and consultants against any and all claims, demands, losses, costs, expenses, liabilities and damages, including without limitation, attorneys' fees and expenses (collectively, "Claims") that any of them may suffer or incur which arise, result from or relate to any breach by ZULU-tek or NETVEST of any of their respective representations, warranties or covenants contained herein or in any certificate, exhibit or agreement delivered by any of them pursuant hereto.

        10.02 INDEMNIFICATION BY ENHANCED. Notwithstanding Section 5.07, ENHANCED shall indemnify, defend and hold harmless each of ZULU-tek and NETVEST and each of their respective officers, directors, employees, agents and consultants against any and all Claims that any of them may suffer or incur which arise, result from or relate to any breach by any of ENHANCED, Duckman or LaBarge of any of their respective representations, warranties or covenants contained herein or in any certificate, exhibit or agreement delivered by any of them pursuant hereto.

        10.03 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Article X, the party entitled to indemnification (the "indemnified party") shall promptly notify the party obligated to provide indemnification (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligation hereunder to the extent such failure does not materially prejudice the indemnifying party. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

        10.04 DEFENSE OF CLAIMS. In connection with any third party claim giving rise to indemnity hereunder, the indemnifying party, at its sole cost and expense and with counsel reasonably satisfactory to the indemnified party, shall assume the defense of any such claim or legal proceeding.

The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense, PROVIDED, HOWEVER, that if there are one or more legal defenses available to the indemnified party that conflict with those available to the indemnifying party, or if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim after receiving notice from the indemnified party that it believes the indemnifying party has failed to do so, the indemnified party may assume the defense of such claim; PROVIDED, HOWEVER, that the indemnified party may not settle such claim without the prior written consent of the indemnifying party, which consent may not be unreasonably withheld. If the indemnified party assumes the defense of the claim, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of counsel retained by the indemnified party and the indemnifying party shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense.

        10.05 SURVIVAL OF OBLIGATIONS. The provisions of this Article X shall survive any termination of this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        11.01 AMENDMENT AND WAIVER. This Agreement shall not be altered or amended except by a written instrument executed by ENHANCED, ZULU-tek and NETVEST. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

        11.02 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

        11.03 EXPENSES. Except as otherwise provided herein, the parties hereto shall be responsible for their own fees and expenses incurred in connection with this Agreement.

        11.04 PRESS RELEASES. All press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require the prior approval of ZULU-tek, NETVEST and ENHANCED, unless counsel has advised either party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other party. Except as required by law or the applicable securities regulations, the parties will use their best efforts to maintain as confidential the purchase price and other economic terms of the transaction and to seek confidential treatment with respect to filings of this Agreement and any Exhibits hereto.

        11.05 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, or by confirmed facsimile to the parties as follows:

        If to ENHANCED:      Enhanced Services Company, Inc.
                             16000 Barker Point Lane
                             Houston, Texas 77079
                             Attention: Kenneth M. Duckman
                             Telecopy:

        with a copy to:      James, Goldman & Haugland, P.C.
                             Eighth Floor
                             Texas Commerce Bank Building
                             El Paso, Texas  79901-1770
                             Attention:  Merton Goldman, Esq.
                             Telecopy:  (915) 541-6440

        If to NETVEST:       NETVEST

                             Netvest Capital Funding, Inc.
                             11835 West Olympic Boulevard, Suite 1090
                             Los Angeles, California  92253
                             Attention: Rosanna Kander
                             Telecopy: (760) 564-5401

        If to ZULU-tek:      ZULU-TEK, Inc.
                             2361 Rosecrans Avenue, Suite 275
                             El Segundo, California 90245
                             Attention: Richard Fisher, General Counsel
                             Telecopy: (310) 563-0555

        with a copy to:      Brand Farrar & Buxbaum LLP
                             515 South Flower Street, Suite 3500
                             Los Angeles, California  90071
                             Attention:  Margaret G. Graf, Esq.
                             Telecopy: (213) 426-6222

or to such other address as any party shall have specified by notice in writing to the others in accordance with the terms of this Section 11.05. All notices shall be effective upon delivery. Rejection or other refusal to accept delivery of notice or the inability to deliver because of change of address as to which no notice was given hereunder shall be deemed to be receipt of the notice sent.

        11.06 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the other documents delivered by the parties at Closing pursuant to Article VI hereof, constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

        11.07 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but

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neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

        11.08 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

        11.09 SECTION AND OTHER HEADINGS. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        11.10 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The parties hereto further agree that a facsimile signature may be relied upon and treated with the same force and effect as an original signature. This Agreement shall become effective, as of the effective date first written above, when each party hereto shall have received a counterpart hereof signed by each other party hereto.

        11.11 GOVERNING LAW; VENUE; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflicts of laws doctrines. In the event of any litigation among the parties hereto, suit shall be brought in Los Angeles County, California and the parties hereto hereby submit themselves to the jurisdiction of the state and federal courts in Los Angeles County, California.

        11.12 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, whenever and as often as it shall be reasonably requested so to do by another party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient in order to consummate the transactions provided for in this Agreement, and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

        11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically provided herein, the respective representations and warranties of the parties hereto shall survive the Closing for a period expiring on the first anniversary of the Closing, and shall thereafter terminate and be of no further force or effect except as they relate to written claims made by any such party to the others prior to such expiration.

        11.14 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural, except where the context of the Agreement clearly indicates otherwise.

                       [signatures continued on next page]

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                    [signatures continued from previous page]

                      SIGNATURE PAGE FOR SECURITIES ACQUISITION AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ZULU-TEK, INC.                                 ENHANCED SERVICES COMPANY, INC.

By:____________________________                By:____________________________
     Neil Miller, President                        Kenneth M. Duckman, President

NETVEST CAPITAL PARTNERS LP

By: ____________________________
    Authorized Signatory for its
        General Partner

    ____________________________